UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2013

Manhattan Bridge Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	11-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Cutter Mill Road, Great Neck, NY	11021
(Address of Principal Executive Offices)	(Zip Code)

(516) 444-3400
(Registrant’s telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

This Current Report on Form 8-K is filed by Manhattan Bridge Capital, Inc. (the “Registrant”), in connection with the items set forth below.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 13, 2013, the Registrant entered into a Second Amendment Agreement (the “Amendment”) with Sterling National Bank (“Sterling”) pursuant to which Sterling agreed to increase its credit line to the Registrant from $5 million to $7 million (the “Sterling Credit Line”). In connection with the Amendment, Assaf Ran, president and chief executive officer of the Registrant, agreed to increase his personal guaranty of the Sterling Credit Line to $7 million.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 8.01:	Other Events.

On December 16, 2013, the Registrant issued a press release announcing the increase of the Sterling Credit Line to $7 million, which press release is Exhibit 99.1 hereto.

Item 9.01:	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Second Amendment Agreement, dated December 13, 2013, between the Registrant, Assaf Ran and Sterling National Bank.
99.1	Press Release, dated December 16, 2013.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANHATTAN BRIDGE CAPITAL, INC.

Dated: December 16, 2013	By:	/s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer